EXHIBIT 23.2

CONSENT OF KLH CONSULTING

INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER

I hereby consent to the references to KLH Consulting and myself in the form and context in which they appear in this Annual Report on Form 10-K of Legend Oil and Gas, Ltd. (the “Company”) for the year ended December 31, 2011 (the “Annual Report”). I also consent to the inclusion in the Annual Report of my reserve report dated March 1, 2012.

I further consent to the incorporation by reference of such references and my reserve report into the Company’s Registration Statement on Form S-8 (File No. 333-174413).

/s/ Kenton L. Hupp
Kenton L. Hupp
Licensed Petroleum Engineer
Wichita, Kansas

March 30, 2012